UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ENOVIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ENOVIX CORPORATION
3501 W. Warren Avenue
Fremont, California 94538
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2023
Dear Stockholder of Enovix Corporation:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ENOVIX CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held in virtual format only, via live webcast at www.virtualshareholdermeeting.com/ENVX2023 originating from Fremont, California, on Thursday, June 15, 2023 at 1:30 p.m. Pacific Daylight Time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We encourage you to attend online and participate. We recommend that you log in a few minutes before 1:30 p.m., Pacific Daylight Time, on June 15, 2023 to ensure you are logged in when the Annual Meeting starts. The webcast will open at 1:15 p.m., Pacific Daylight Time, on June 15, 2023. The Annual Meeting will be held for the following purposes:
1.To elect each of the Board of Directors’ six nominees for director to serve until the 2024 Annual Meeting of Stockholders;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
4.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting.
The record date for the Annual Meeting is April 18, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
We are pleased to provide access to our proxy materials over the internet instead of mailing printed documents. We believe that this process allows us to provide information regarding the Annual Meeting in a timelier manner, while reducing the environmental impact and the cost of our Annual Meeting. On or about April 28, 2023, we expect to mail to stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and a form of proxy card or voting instruction card, over the internet. Your vote is important. Whether or not you are able to attend the Annual Meeting online, it is important that your shares be represented. Please vote as soon as possible.
On behalf of our Board of Directors, thank you for your participation in this important annual process.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 15, 2023, at 1:30 p.m., Pacific Daylight Time.
The proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

By Order of the Board of Directors

Dr. Raj Talluri
President and Chief Executive Officer
Fremont, California
April 28, 2023

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the Annual Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Contents

GENERAL INFORMATION.	1
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	8
NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	8
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11
ENVIRONMENTAL, SOCIAL AND GOVERNANCE	17
INFORMATION REGARDING EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	19
DIRECTOR COMPENSATION	40
PROPOSAL NO. 2 - VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	41
PROPOSAL NO. 3 - VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	43
PROPOSAL NO. 4 – VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
PRINCIPAL ACCOUNTANT FEES AND SERVICES	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	48
EQUITY COMPENSATION PLAN INFORMATION	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50
HOUSEHOLDING OF PROXY MATERIALS	52
OTHER MATTERS	53
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1933, as amended (the “Exchange Act”). Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to our future results of operations and financial condition, business strategy, plans and objectives of management for future operations and risks associated with our compensation programs. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason.

ENOVIX CORPORATION
3501 W. Warren Avenue
Fremont, California 94538

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2023 at 1:30 p.m., Pacific Daylight Time

GENERAL INFORMATION
The Proxy Materials for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) include the Notice of Internet Availability of Proxy Materials (the “Notice”), Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 (collectively, the “proxy materials”) are first being furnished by and on behalf of the Board of Directors of Enovix Corporation on or about April 28, 2023.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, to be held on Thursday, June 15, 2023 at 1:30 p.m. Pacific Daylight Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 1, 2023 (“fiscal year 2022”) are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 28, 2023 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
When is the record date for the Annual Meeting?
The Board of Directors set the record date for the Annual Meeting as of the close of business on April 18, 2023 (the “Record Date”).
How do I attend, participate in, and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ENVX2023. The Annual Meeting will start at 1:30 p.m. Pacific Daylight Time, on Thursday, June 15, 2023.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ENVX2023. We recommend that you log in a few minutes before 1:30 p.m., Pacific Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open at 1:15 p.m., Pacific Daylight Time, on June 15, 2023.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/ENVX2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.” The webcast will open for questions at 1:15 p.m., Pacific Daylight Time, on June 15, 2023.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Annual Meeting when you log in prior to its start. During the question-and-answer session of the Annual Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to appropriate questions in the allotted time, we may limit each stockholder to one question. Please refer to the rules of conduct for additional guidelines regarding the Annual Meeting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
Beginning at 1:15 p.m. Pacific Daylight Time and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ENVX2023 or at www.proxyvote.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 158,160,253 shares of common stock, par value $0.0001 per share, outstanding and entitled to vote. Holders of our shares of common stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.
For the ten days prior to the Annual Meeting, a list of stockholders of record will be available upon request via ir@enovix.com for examination by any stockholder for any purpose germane to the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal No. 1 - To elect six directors to hold office until the 2024 Annual Meeting of Stockholders;
•Proposal No. 2 - To approve, on an advisory basis, the compensation of our named executive officers;
•Proposal No. 3 - To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
•Proposal No. 4 - To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy, Steffen Pietzke, Chief Financial Officer (“CFO”), to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Annual Meeting.
How do I vote?
You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to approve, on an advisory basis, the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. For the proposal to determine, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers, you may vote “1 year,” “2 years,” “3 years,” or abstain from voting. For the proposal to ratify the selection of Deloitte & Touche LLP, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/ENVX2023, starting at 1:30 p.m., Pacific Daylight Time on Thursday, June 15, 2023. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 8:59 p.m., Pacific Daylight Time on Wednesday, June 14, 2023 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 8:59 p.m., Pacific Daylight Time on Wednesday, June 14, 2023 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal Nos. 1, 2, and 3 without your instructions, but may vote your shares on Proposal No. 4 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this Proxy Statement.
If you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the proposal to approve, on an advisory basis, the compensation of our named executive officers, “1 year” for the proposal to determine, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers, and “For” the ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on such matter in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.

•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, and you would like to revoke your proxy, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2, votes “For” and “Against,” as well as abstentions, (c) for Proposal No. 3, votes “1 year,” “2 years,” “3 years,” as well as abstentions, and (d) for Proposal No. 4, votes “For” and “Against,” as well as abstentions.
Abstentions will be counted towards the vote total for Proposal Nos. 2, 3, and 4 and will have the same effect as “Against” votes for Proposal Nos. 2, and 4, and no effect on Proposal No. 3. Broker non-votes have no effect and will not be counted towards Proposal Nos. 1, 2, and 3. We do not expect broker non-votes to exist in connection with Proposal No. 4.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal Nos. 1, 2, and 3 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal Nos. 1, 2, and 3. Proposal No. 4 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 4.
As a reminder, if you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
•Proposal No. 1 - For the election of directors, the six nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. A broker non-vote will not have any effect on the outcome of the election of directors. Accordingly, only votes “For” will affect the outcome.
•Proposal No. 2 - For the proposal to approve, on an advisory basis, the compensation of our named executive officers, the vote will be decided by the affirmative vote of the majority of the shares of our common stock present by virtual attendance or represented by proxy and entitled to vote at the annual meeting. An abstention on Proposal No. 2 will have the same effect as a vote “Against” Proposal No. 2. A broker non-vote on Proposal No. 2 will not have any effect on the voting results for Proposal No. 2. This is an advisory vote and is not binding on our Board of Directors. However, the Compensation Committee of the Board of Directors (the “Compensation Committee”) and our Board of Directors expect to take into account the outcome of the vote when considering future decisions regarding executive compensation.
•Proposal No. 3 - For the proposal to approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers, the choice of frequency (one year, two years or three years) that receives the highest number of votes will be considered our stockholders’ recommendation. An abstention or a broker non-vote on Proposal No. 3 will not have any effect on the voting results for Proposal No. 3. This is an advisory vote and is not binding on our Board of Directors. However, our Compensation Committee and our Board of Directors expect to take into account the outcome of the vote when considering the frequency of future non-binding advisory votes to approve the Company’s executive compensation.
•Proposal No. 4 – For the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the vote will be decided by the affirmative vote of a majority of shares of our common stock present by virtual attendance or represented by proxy and entitled at the annual meeting. An abstention on Proposal No. 4 will have the same effect as a vote “Against” Proposal No. 4.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. On the Record Date, there were 158,160,253 shares outstanding and entitled to vote. Thus, the holders of 79,080,127 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.
When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?
Stockholder Proposals.
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act , regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Enovix Corporation
Attention: Secretary
3501 W. Warren Avenue
Fremont, California 94538
Our Amended and Restated Bylaws (the “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our Board of Directors, or a duly authorized committee of our Board of Directors, or (iii) properly brought before the meeting in accordance with our Bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our Bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on February 16, 2024 and not later than the close of business on March 17, 2024.
In the event that we hold the 2024 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2024 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2024 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Director Nominations.
Holders of our common stock may propose director candidates for consideration by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”). Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.”
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2024 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors presently has six members, four of whom are deemed “independent” under the SEC rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated the six director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on the Board of Directors. The current term of all directors will expire at the Annual Meeting when their successors are elected, and the Board of Directors has nominated each of these individuals for a new one-year term that will expire at the 2024 Annual Meeting of Stockholders when their successors are elected.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares of common stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.
The following is a brief biography of the nominees for election at the Annual Meeting, including their respective ages. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of the Board of Directors.
NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Thurman J. “T.J.” Rodgers, age 75, has served as Chairman of our Board of Directors from July 2021 to November 2022 and since April 2023, and previously served as our Executive Chairman from November 2022 to April 2023, as RSVAC’s Chief Executive Officer and Chairman of the Board of Directors from September 2020 to July 2021 and as a member of Legacy Enovix’s Board of Directors from February 2012 to July 2021. From July 2021 until its merger with and into Enovix Corporation in January 2023, Mr. Rodgers has served as Chairman of the Board of Directors of Enovix Operations, Inc. Mr. Rodgers founded Cypress Semiconductor Corporation, a semiconductor company, in 1982 and served as the president, chief executive officer and as a member of its Board of Directors until April 2016. Since January 2017, Mr. Rodgers served on the Board of Directors of Enphase Energy, Inc., and from January 2017 until January 2023, as chairman of the Board of Directors of FTC Solar, Inc., both of which are public companies in the energy industry. From May 2002 to May 2011, Mr. Rodgers served as a member of the Board of Directors of SunPower Corporation, an energy company. Mr. Rodgers is presently a member of the Board of Directors of several privately-held companies. From June 2004 through December 2012, Mr. Rodgers was a member of the board of trustees of Dartmouth College, his alma matter. He holds a B.S. in Physics and Chemistry from Dartmouth and a M.S. and Ph.D. in Electrical Engineering from Stanford University. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology. We believe that Mr. Rodgers is qualified to serve on our Board of Directors based on his public company board experience, industry knowledge and expertise and skills in strategy and management.
Betsy Atkins, age 69, has served as a member of our Board of Directors since July 2021 and previously served as a member of Legacy Enovix’s Board of Directors from January 2021 to July 2021. From July 2021 until its merger with and into Enovix Corporation in January 2023, Ms. Atkins served as a member of the Board of Directors of Enovix Operations, Inc. Since 1994, Ms. Atkins has served as the chief executive officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences. Ms. Atkins currently serves on the public company boards of SL Green Realty Corp., a real estate investment trust, since April 2015, Wynn Resorts Ltd., a hospitality company, since April 2018, and SolarEdge, a solar technology company, since May 2021, as well as other private companies. Ms. Atkins previously served on the boards of Cognizant Technology Solutions, an information technology services company, from 2017 to 2018, Schneider Electric, an energy company, from April 2011 to April 2019, Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from February 2016 until September 2019, HD Supply, Inc., an industrial distributor, from September 2013 to April 2018, and SunPower Corporation, a publicly-traded energy company, from August 2005 to August 2012. Ms. Atkins received a B.A. from the University of Massachusetts. We believe that Ms. Atkins is qualified to serve on our Board of Directors based on her public company board experience and corporate governance expertise.
Pegah Ebrahimi, age 43, has served as a member of our Board of Directors since November 2021. From November 2021 until its merger with and into Enovix Corporation in January 2023, Ms. Ebrahimi served as a member of the Board of

Directors of Enovix Operations, Inc. Since February 2022, Ms. Ebrahimi has served as co-founder and managing director of FPV Ventures, an investment fund focused on investing in mission driven founders. From October 2019 to January 2021, Ms. Ebrahimi served as a board advisor of Gainsight Inc., a technology company, focused on software optimizing the customer experience and improving product analytics. From January 2019 to October 2020, she served as the chief operating officer of Cisco Collaboration at Cisco Systems Inc., a publicly-traded, multinational company, focused on designing and developing networking equipment and technology. From November 2013 to January 2019, she served as chief operating officer of Global Technology Banking at Morgan Stanley & Co. LLC, a multinational investment bank and financial services company, where she previously served as chief information officer of global investment banking from December 2009 to November 2013 and vice president investment banking from July 2008 to November 2009. From 2015 to May 2018, she served as an advisory board member of Accompany, Inc., a technology company, focused on designing and developing a relationship intelligence platform. Ms. Ebrahimi received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology. We believe that Ms. Ebrahimi is qualified to serve on our Board of Directors based on her go-to-market strategic expertise leadership experience.
Emmanuel T. Hernandez, age 67, has served as a member of our Board of Directors since July 2021 and previously served as the Chief Financial Officer and a director of RSVAC from November 2020 to July 2021. From July 2021 until its merger with and into Enovix Corporation in January 2023, Mr. Hernandez served as a member of the Board of Directors of Enovix Operations, Inc. From February 2021 to February 2023, Mr. Hernandez served as a member of the Board of Directors of Ouster, Inc., a leading Lidar company, including as chairman of its audit committee. From November 2002 to March 2021, he served as a member of the Board of Directors of ON Semiconductor Corp, a transistor stalwart, including as chairman of its audit committee. From June 2017 to March 2022, Mr. Hernandez served as the chairman of the Board of Directors of BrainChip, Inc., a publicly-traded Australian artificial intelligence company. From 2004 to 2009, he was the chief financial officer of SunPower Corporation, an energy company. From 1993 to 2004, he was the executive vice president finance & administration and chief financial officer of Cypress Semiconductor Corporation, a semiconductor company. Prior to that, from 1976 to 1993, he held a series of positions at National Semiconductor, a pioneer Silicon Valley semiconductor company. From 2009 to 2017, he served on the boards of EnStorage Inc., formerly, an energy storage company, and SunEdison, Inc., a renewable energy company. He holds an MBA degree in Finance from Golden Gate University and a B.S. in accounting from the University of Nueva Caceres in the Philippines. We believe that Mr. Hernandez is qualified to serve on our Board of Directors based on his public company board experience and skills and expertise in strategy, finance and management.
Gregory Reichow, age 53, has served as a member of our Board of Directors since July 2021 and as a member of Legacy Enovix’s Board of Directors from November 2020 to July 2021. From July 2021 until its merger with and into Enovix Corporation in January 2023, Mr. Reichow served as a member of the Board of Directors of Enovix Operations, Inc. Since July 2016, he has served as a partner at Eclipse Ventures, LLC, a venture capital firm. From June 2013 to July 2016, Mr. Reichow served as vice president, production (manufacturing, supply chain and automation engineering), at Tesla, Inc., an electric automobile manufacturer. From April 2011 to June 2013, he served as vice president of operations, powertrain, at Tesla. From November 2003 to April 2011, Mr. Reichow served as senior vice president of operations of SunPower Corporation, an energy company. From 1993 to 2003, he served various manufacturing and quality roles at Cypress Semiconductor Corporation, a semiconductor company. Mr. Reichow received a B.S. in Mechanical & Industrial Engineering from the University of Minnesota. We believe that Mr. Reichow is qualified to serve on our Board of Directors based on his executive and leadership experience and technical expertise.
Dr. Raj Talluri, age 60, has served as our President and Chief Executive Officer (“CEO”) and as a member of our Board of Directors since January 2023. Prior to joining Enovix Corporation, Dr. Talluri was Senior Vice President and General Manager of the Mobile Business Unit at Micron Technology Inc., a publicly-traded global company, focused on creating data memory and storage solutions, from March 2018 through December 2022. Prior to Micron, from February 2009 through March 2018, Dr. Talluri was at Qualcomm Inc., a publicly-traded multinational company, focused on designing and manufacturing semiconductors and wireless telecommunications products, where he served as Senior Vice President and General Manager of the Internet of Things business unit from June 2015 through March 2018. Dr. Talluri began his career at Texas Instruments, a publicly-traded global company, focused on designing, manufacturing and embedding semiconductor chips, from May 1993 through January 2009, first as a member of the technical staff and then successively leading product groups and business units over a 16-year tenure culminating with becoming general manager of the OMAP wireless terminals business unit. Dr. Talluri holds a Ph.D. in Electrical Engineering from the University of Texas at Austin, a Master of Engineering degree from Anna University in Madras, India, and a Bachelor of Engineering from Andhra University in Waltair, India. We believe that Dr. Talluri is qualified to serve on our Board of Directors based on his executive and leadership experience and technical expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES ABOVE
BOARD OF DIRECTORS DIVERSITY
The Board of Directors Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board of Directors Diversity Matrix
	As of April 28, 2023				As of April 29, 2022
Total Number of Directors	6				7
	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	1	2	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—	—	—	—	—
Alaskan Native or Native American	—	—	—	—	—	—	—	—
Asian	1	2	—	—	1	1	—	—
Hispanic or Latinx	—	—	—	—	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—
White	1	1	—	—	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—	—	—	—	—
LGBTQ+	—				—
Did Not Disclose Demographic Background	1				1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on Nasdaq. As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be “independent.” The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board of Directors has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board of Directors affirmatively determined that none of the directors, other than Messrs. Talluri and Rodgers, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In addition, our Board of Directors previously determined that John D. McCranie, who served as a director during fiscal year 2022, including as a member of the Audit Committee of the Board of Directors (the “Audit Committee”) and chairperson of the Compensation Committee, and resigned in January 2023, was “independent” as that term is defined under the Nasdaq listing standards, and Harrold Rust, who served as a director during fiscal year 2022, and resigned in January 2023, was not “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with Enovix and all other facts and circumstances the Board of Directors deems relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board of Directors Leadership Structure
The positions of Chairman of the Board of Directors and Chief Executive Officer are presently separated, with Mr. Rodgers serving as our Chairman of the Board of Directors and Dr. Talluri serving as our Chief Executive Officer. We believe this arrangement, at this time, allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Bylaws and Corporate Governance Guidelines, which do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, allow our Board of Directors to determine the leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business and other factors.
Role of the Board of Directors in Risk Oversight
One of the key functions of the Board of Directors is the informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. The Compensation Committee of the Board of Directors also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Meetings of The Board of Directors and Its Committees
The Board of Directors met six times during fiscal year 2022. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee met six, five and three times, respectively, during fiscal year 2022. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of fiscal year 2022 for which he or she was a director or committee member, with the exception of Pegah Ebrahimi who attended 33% of the Nominating and Corporate Governance Committee meetings during fiscal year 2022.

We encourage our directors and nominees for director to attend our annual meeting of stockholders. Mr. Rust, our former CEO, and four of our Board of Directors attended 2022 annual meeting virtually.
Information Regarding Committees of the Board of Directors
The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Pursuant to our Bylaws, the Board of Directors may establish such other committees as may be permitted by law. The following table provides current membership information for each of these Board of Directors committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Thurman J. “T.J.” Rodgers
Betsy Atkins		X	©
Pegah Ebrahimi	X		X
Emmanuel T. Hernandez	©
John D. McCranie(1)	X	©
Gregory Reichow	X	X	X
Harrold J. Rust(2)
Dr. Raj Talluri(3)
Total meetings in fiscal year 2022	6	5	3

X    Member
©    Committee Chairperson
(1)Mr. McCranie resigned from the Board of Directors and all committee assignments effective January 23, 2023.
(2)Mr. Rust resigned from the Board of Directors effective January 18, 2023.
(3)Dr. Talluri was appointed to the Board of Directors effective January 18, 2023.
Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The written charters of the committees are available at the investors section of our website at https://ir.enovix.com/.
Audit Committee
The Audit Committee consists of Ms. Ebrahimi and Messrs. Reichow and Hernandez, each of whom the Board of Directors has determined satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the Audit Committee is Mr. Hernandez. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The Board of Directors has also determined that Mr. Hernandez qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Hernandez’s level of knowledge and experience based on a number of factors, including his formal education and experience.
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis. Specific responsibilities of the Audit Committee include:
•helping the Board of Directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The Compensation Committee consists of Ms. Atkins and Mr. Reichow. The chairperson of the Compensation Committee is Mr. Reichow. The Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•administering the equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, employment agreements, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and/or Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee does not delegate authority to approve executive officer compensation.
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee benchmarks our executive compensation against the total executive compensation of a peer group of companies. For all executive officers and directors as part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels.
Compensation Consultants
During fiscal year 2022, the Compensation Committee retained Compensia, Inc. (“Compensia”) as its compensation consultant. The Compensation Committee requested that Compensia:
•provide market information, analysis, and other advice relating to executive compensation on an ongoing basis;
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of peer companies and to perform analyses of competitive performance and compensation levels and design for that group. At the request of the Compensation Committee, Compensia also engaged in discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Following an active dialogue with Compensia, the Compensation Committee considered Compensia’s input as part of its decision-making process.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during the fiscal year 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. Atkins, Ms. Ebrahimi and Mr. Reichow. The chairperson of the Nominating and Corporate Governance Committee is Ms. Atkins. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board of Directors;
•considering and making recommendations to the Board of Directors regarding the composition and chairpersonship of the committees of the Board of Directors;
•reviewing and recommending to the Board of Directors the compensation paid to the directors;
•instituting plans or programs for the continuing education of the Board of Directors and orientation of new directors;
•reviewing, evaluating and recommending to the Board of Directors succession plans for our executive officers;
•overseeing our environmental, social and governance activities;
•developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•overseeing periodic evaluations of the performance of the Board of Directors, including our individual directors and committees.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity in terms of background, perspective and experience, including diversity with respect to race, ethnicity, gender, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and Enovix, to maintain a balance of knowledge, experience and capability. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board of Directors in the context of the then current composition of the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors is committed to seeking out highly-qualified candidates who are women or from underrepresented communities who meet the applicable business and search criteria to include in the pool of candidates from which director nominees are chosen.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Directors refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Enovix during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, so long as the recommendations comply with our Amended and Restated Certificate of Incorporation and Bylaws and all applicable laws, rules and regulations. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by providing timely notice in writing to our Secretary at c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the notice not earlier than the close of business on February 16, 2024 and not later than the close of business on March 17, 2024. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics is available at the investors section of our website at https://ir.enovix.com/. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable rules and exchange requirements.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the investors section of our website at https://ir.enovix.com/.
Insider Trading Policy
Our Board of Directors has adopted an insider trading policy that applies to all of our employees, directors, and consultants. This policy prohibits all employees and designated consultants from engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions with respect to our securities or derivative securities at any time. The policy also prohibits holding Enovix stock in a margin account or pledging Enovix stock as collateral for a loan. Any waivers or exceptions to these restrictions require the approval of the Board of Directors or the Audit Committee.
Stockholder Communications with the Board of Directors
Our stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director addressed to c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.
Delinquent Section 16(a) Reports
Pursuant to Section 16 of the Exchange Act, executive officers, directors, and holders of more than 10% of the Company’s common stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports filed with the SEC during with respect to the last fiscal year, and written representations from certain reporting persons that no other filings were required, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during fiscal year 2022 other than three late Forms 4, consisting of one form covering three transactions for Mr. Pietzke, one form covering three transactions for Mr. Hejlek and one form covering two transactions for Mr. Rodgers. They were not timely filed due to inadvertent errors.

Environmental, Social and Governance
On April 22, 2022, Enovix published its first Environmental, Social and Governance (“ESG”) Report which is available on our website at https://enovix.com/esg. Our second ESG Report for the fiscal year 2022 ended January 1, 2023 will be published during the second quarter of fiscal year 2023. That report will disclose what we accomplished in fiscal year 2022 and describe our plans for expanding our ESG program in 2023 and beyond. The following are a few highlights:
•Rapidly evolving consumer devices and sustainability efforts that are actively working to clean up and benefit our planet all require better batteries. Enovix is on a mission to power the technologies of the future with an advanced silicon battery. Silicon is a plentiful and sustainable ingredient that can theoretically store more than twice as many lithium-ions as a graphite anode, which is used in most conventional lithium-ion, or Li-ion, batteries today. Enovix has designed, developed, manufactured and is in the process of scaling next generation Li-ion battery cells that significantly increase the amount of energy density and capacity relative to conventional graphite battery cells. Our battery’s mechanical design, or “architecture,” allows us to use high performance chemistries, such as silicon, while enabling safety and charge time advantages. The use of silicon within our architecture translates to a battery with high energy density and capacity in an efficient form factor.
•In 2022, we launched our Diversity, Equity, Inclusion and Accessibility (“DEIA”) program. In our first year, we focused on training and community building. We brought in an expert and rolled out a DEIA training program for our managers which covered 1) an introduction to DEIA 2) understanding bias and the impact of bias at work and 3) how to foster an inclusive culture. Additionally, we kicked off our Women in Leadership quarterly speaker series providing learning and team building opportunities for women at Enovix. We also joined two nonprofit organizations to provide additional training, networking and learning opportunities for employees.
•In 2023, Enovix began to gather energy use data for its 45,044 sq. ft. factory in Fremont, California, and anticipates publishing those metrics and related greenhouse gas (“GHG”) emissions in a forthcoming Carbon Disclosure Project (“CDP”) Climate Change disclosure. This process will inform the establishment of energy use and emissions baselines, which are critical for the formulation of energy use and emission reduction targets, and implementation of energy efficiency projects and renewable energy procurement. We have already implemented projects to conserve energy and water, as we converted our internal lights to light emitting diode (“LED”), installed auto-shut-off faucets and installed a more efficient heating, ventilation and air conditioning (“HVAC”) system.
•In 2023, Enovix will leverage our 2023 CDP Climate Change disclosure and commission a Climate Scenario Analysis to develop, and publish, a task force on climate-related financial disclosure (“TCFD”) Index.
•Enovix has begun the process of formalizing our recycling and recovery programs to maximize reuse, improve recyclability, and reduce premature disposal.
•Enovix plans to become a member of the Responsible Business Alliance (“RBA”), which embeds requirements to uphold and ensure respect for human rights in the RBA Code of Conduct.

INFORMATION REGARDING EXECUTIVE OFFICERS
Our executive officers as of April 28, 2023 are as follows:

Name	Position
Dr. Raj Talluri	President and Chief Executive Officer
Steffen Pietzke	Chief Financial Officer
Arthi Chakravarthy(1)	Chief Legal Officer, General Counsel and Secretary
Ajay Marathe	Chief Operating Officer
Ralph Schmitt	Chief Commercial Officer

(1)Ms. Chakravarthy’s employment with the Company commenced on April 24, 2023.
Biographical information for Dr. Talluri is included above with the director biographies under the section titled “Nominees for Election for a Term Expiring at the 2024 Annual Meeting of Stockholders.”
Steffen Pietzke, age 51, has served as our Chief Financial Officer since July 2021 and has previously served as our Secretary from November 2022 to April 2023 and Legacy Enovix’s Chief Financial Officer from April 2021 to July 2021. From March 2020 to March 2021, he served as Vice President, Finance and Chief Accounting Officer (“CAO”) at ALX Oncology Holdings Inc., a clinical-stage immuno-oncology company. In March 2020, he served as Senior Vice President, Finance and CAO at Tricida, Inc., a pharmaceutical company, and he previously served as Tricida’s Vice President, Finance and CAO from April 2018 to March 2020. From March 2017 to April 2018, he served as vice president, finance and chief accounting officer at PDL BioPharma, Inc., an acquirer of royalties and pharmaceutical assets, and he previously served as PDL BioPharma’s controller and chief accounting officer from June 2015 to March 2017. From July 2013 to June 2015, he served as a senior manager with Ernst & Young LLP, a professional services firm. From April 2004 to June 2013, he served as a senior manager with PricewaterhouseCoopers LLP, a professional services firm, and he previously served as a senior associate with PricewaterhouseCoopers from September 2000 to April 2004. Mr. Pietzke received a B.S. in Accounting with honors from the University of Applied Sciences in Offenburg, Germany and is a certified public accountant.
Arthi Chakravarthy, age 44, has served as our Chief Legal Officer since April 2023. Prior to Enovix, Ms. Chakravarthy was the General Counsel of Lighting eMotors, a zero emissions commercial vehicle manufacturing company. From March 2019 to July 2021, she served as Deputy General Counsel of Micron Technology, Inc., a semiconductor company. Before Micron, she was Vice President, Commercial Legal Affairs at TiVo, Inc., a consumer hardware company. Ms. Chakravarthy began her career at law firms including Wilson Sonsini Goodrich & Rosati and Morrison & Foerster LLP. Since 2009, she has served as a Board Member of Hospital for Hope India, a non-profit hospital in rural India she co-founded. Ms. Chakravarthy received a J.D. from Stanford Law School where she served as Editor of the Stanford Law Review. She has her B.A. in Human Biology with Honors from Stanford University.
Ajay Marathe, age 61, has served as our Chief Operating Officer since November 2022. From October 2021 to August 2022, he served as Senior Vice President, Operations, at Western Digital, a digital storage solutions company. From November 2011 to October 2021, he served as Chief Operating Officer at Lumileds, a global lighting company. From October 2009 to November 2011, he served as Senior Vice President, Operations at Solaria Corporation, a solar module manufacturer. From April 1984 to 2007, he held various roles at AMD, a multinational semiconductor company. Mr. Marathe received a Bachelor of Engineering in production engineering from Veermata Jijabai Technological Institute, University of Bombay, India and M.S. in industrial engineering/operations research from Texas Tech University.
Ralph Schmitt, age 62, has served as our Chief Commercial Officer since January 2023. From March 2021 to January 2023, Mr. Schmitt served as our Senior Vice President of Sales and Business Development. Prior to Enovix, from November 2017 to October 2022, Mr. Schmitt held various roles including Executive Director, Managing Director and CEO at Sensera, Ltd., an Australian company which designed and manufactured location based and MEMS based sensors. Mr. Schmitt was Chief Executive Officer at OCZ Technologies, a computer hardware manufacturing company, from October 2012 until its sale to Toshiba Corporation in January 2014. He remained running the division at Toshiba until 2017. Mr. Schmitt also served as Chief Executive Officer and then Director of PLX Technology, a networking integrated circuits company, from October 2008 until its sale to Broadcom in August 2014. He was Chief Executive Officer of Sipex, a power management company from July 2005 to July 2007 until they merged with Exar Corporation, a semiconductor manufacturing company, where he was appointed CEO. From July 1998 to July 2005, Mr. Schmitt was also at Cypress Semiconductor, a semiconductor design and manufacturing company, where he worked in various roles, including Executive Vice President of Sales, Marketing and Business Development. Mr. Schmitt started holds a B.S. degree in electrical engineering from Rutgers University.

EXECUTIVE COMPENSATION
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 1, 2023.
Respectfully submitted by the Compensation Committee of the Board of Directors.
Gregory Reichow (Chairperson)
Betsy Atkins
This report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2022 and our executive compensation philosophies and objectives.
Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers serving in such roles as of January 1, 2023 (collectively, the “Named Executive Officers” or “NEOs”). For fiscal year 2022, our Named Executive Officers were:

Name	Title
Harrold Rust(1)	Former President and Chief Executive Officer
Steffen Pietzke	Chief Financial Officer
Ajay Marathe	Chief Operating Officer
Ashok Lahiri(2)	Former Chief Technical Officer
Edward Hejlek(3)	Former Chief Legal Officer, General Counsel and Secretary

(1)Mr. Rust’s employment with the Company terminated effective January 18, 2023.
(2)Mr. Lahiri’s employment with the Company terminated effective February 1, 2023.
(3)Mr. Hejlek stepped down as Chief Legal Officer, General Counsel and Secretary effective November 25, 2022. Mr. Hejlek currently serves as the Company’s Senior Vice President, Intellectual Property.
Executive Summary
Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to design our compensation programs to drive alignment of all employees, including our Named Executive Officers. We believe that this approach recognizes that, as a Company, we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our Named Executive Officers with our objective of creating sustainable long-term value for our stockholders.

2022 Highlights
During fiscal year 2022, our strategic priorities were yield, process and hourly production rate improvements in our first production line (“Fab-1”) as well as customer shipments out of Fab-1 and advancements in second generation (“Gen2”) manufacturing equipment design. Highlights from fiscal year 2022 include:
•launched a new innovation - BrakeFlowTM, a breakthrough in advanced lithium-ion battery safety that enables our battery products to be more powerful with higher energy density;
•recorded our first revenue in the second quarter of 2022; and
•delivered record unit shipments and record yield out of Fab-1 in the fourth quarter of 2022.
Compensation
The compensation paid or awarded to our Named Executive Officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our compensation philosophy. In the case of new hire Named Executive Officers, their compensation is primarily determined based on the negotiations of the parties as well as our compensation philosophy. In setting compensation, the Compensation Committee also considers the competitive market, as discussed further below, and seeks to recognize and reward high performers through meaningful merit adjustments and bonus and equity incentive opportunities. As in prior years, for fiscal year 2022, the material elements of our executive compensation program were base salary, a short-term cash incentive opportunity and long-term equity-based compensation in the form of restricted stock units and stock options.
Consistent with our philosophy of aligning executive pay with the short-term and long-term performance of the Company, and to align the interests of management and stockholders, we structure a significant portion of our executive compensation to be variable (at risk) based on achievement of our performance measures and targets. Our Compensation Committee thoughtfully employs the primary compensation elements described below to achieve these objectives. In fiscal year 2022, our reliance on performance-based cash and equity incentives, including performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“RSUs”), accounted for a substantial portion of total target compensation for our Named Executive Officers delivered in at-risk pay, subject to variability in realized pay based on achievements in our financial performance measures.
Processes and Procedures for Compensation Decisions
Our compensation program is designed to:
•attract, incentivize, and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and
•effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.
Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2022, our Compensation Committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us.
How We Make Executive Compensation Decisions
Role of the Board, Compensation Committee and our Executive Officers
The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Board of Director’s review of the Chief Executive Officer’s performance and recommendations with respect to the compensation of our Chief Executive Officer. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each other executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Guidance from Independent Compensation Consultant
Compensia is engaged at the sole discretion of the Compensation Committee to provide executive compensation consulting services. With respect to fiscal year 2022, services Compensia provided include:
•reviewing peer group compensation data, awards under our equity incentive program and the authority delegated to the CEO with respect to such awards for non-executive officers;
•making recommendations to the Compensation Committee in determining performance goals in our annual incentive plan;
•analyzing the relationship between our pay and performance relative to peers;
•summarizing trends and tax and regulatory developments with respect to executive compensation, our compensation peer group, our non-employee director compensation program; and
•assisting with preparing this Compensation Discussion and Analysis.
Compensia is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in Compensation Committee meetings. Compensia did not provide any services to the Company with respect to fiscal year 2022 other than those provided to the Compensation Committee. The Compensation Committee reviewed the independence of Compensia under Nasdaq and SEC rules and concluded that the work of Compensia has not raised any conflict of interest.
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each Named Executive Officer, using their professional experience and judgment, input from our Chief Executive Officer (other than for himself) and the Board of Directors, and information provided by our compensation consultant. Pay decisions are not made solely by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each Named Executive Officer’s individual performance, experience, job function, change in position or responsibilities and expected future contributions to our Company;
•internal pay equity among Named Executive Officers;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points (generally the 50th and 75th percentiles of market data for various elements of compensation), see “Comparison to Relevant Peer Group” below for additional information;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of our compensation consultant;
•a review of a Named Executive Officer’s total targeted and historical compensation and equity ownership;
•our CEO’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by each Named Executive Officer; and
•evolving best practices in compensation and governance.
Comparison to Relevant Peer Group
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies. The Compensation Committee believes that our executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital and selects companies based on the following peer selection criteria:
•Industry: Hardware with a focus on Battery Manufacturers, Automotive Manufacturers, Electrical Components and Equipment, Semiconductors, Specialty Chemicals
•Market Capitalization: $0.5 billion to $7.2 billion (approximately 0.25x to 4x the Company’s market capitalization)

•Revenue: <$250.0 million for fiscal year 2021
•Business Model: battery / energy storage, Research and development-intensity, in-house manufacturing
•IPO date: before 1/1/20 (to ensure available disclosure of public company pay program)
•Ownership and HQ: US-Headquartered and traded on a major US exchange
In selecting companies for our peer group, the Compensation Committee considers recommendations from Compensia. The Compensation Committee approved the following peer group of companies to evaluate 2022 executive compensation decisions:

Ambarella	FuelCell Energy	SES AI*
Blink Charging CO.*	Impinj	Shoals Technologies Group*
Canoo*	Livent	SiTime
ChargePoint Holdings*	Luminar Technologies*	Solid Power*
Energy Recovery	Proterra*	Stem*
Evgo*	QuantumScape
Fisker*	Rambus
This is the peer group that was used for evaluating 2021 compensation decisions, except one was removed due to high market capitalization, nine were removed due to low market capitalization and 11 were added in order to better align the Company to industry peers with similar market capitalization. The 11 peer group members that were added are marked above with an asterisk.
We believe that the compensation practices of our 2022 peer group provided us with appropriate benchmarks for evaluating the compensation of our Named Executive Officers for fiscal year 2022 because of the developmental, market and organizational characteristics we shared with the companies in our peer group. In comparing our executive compensation program to the peer group, the Compensation Committee generally seeks to align cash compensation with the 50th percentile of the peer group and equity compensation with the 75th percentile of the peer group, with deviations to recognize and reward high performers.
Principal Elements of Compensation
Our compensation program for the Named Executive Officers is currently comprised of four major elements:
•annual base salary,
•annual incentive bonus,
•equity compensation, and
•employee benefits generally available to all of our employees.
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our Named Executive Officers are designed to reflect each executive officer’s scope of responsibility and accountability with us.

The table below sets forth the fiscal year ended January 2, 2022 (“fiscal year 2021”) and fiscal year 2022:

Name	2021 Annualized Base Salary ($)(1)	2022 Annualized Base Salary ($)
Harrold Rust	480,000	480,000
Steffen Pietzke(2)	350,000	400,000
Ajay Marathe(3)	—	450,000
Ashok Lahiri	325,000	325,000
Edward Hejlek(4)	325,000	325,000

(1)2021 annualized base salary is based on the annual base salary approved by the Compensation Committee on October 14, 2021.
(2)Effective March 2022, Mr. Pietzke’s annual base salary was increased to $400,000.
(3)Mr. Marathe joined us as our Chief Operating Officer in November 2022.
(4)Mr. Hejlek was not a Named Executive Officer in the fiscal year 2021.
Bonuses
Our management team is eligible for short-term incentive compensation through our bonus plan, the Enovix Corporation Annual Incentive Program (the “AIP”). Incentives help attract and retain our management team, reward them based on actual business results and help create a “pay for performance” culture. Our AIP provides bonus opportunities for the achievement of performance goals, which were established either by the Compensation Committee or management at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals established by the Compensation Committee. The Compensation Committee also retains discretion to adjust payouts for any factors it deems appropriate. The payouts can be paid either in form of cash or equity awards at the Compensation Committee’s discretion.
The table below sets forth the 2021 and 2022 target bonus opportunities for each of our Named Executive Officers under the AIP:

Name	Annual Target Bonus (% of Annual Base Salary)	2021 Target Bonus Opportunities ($)(1)	2022 Target Bonus Opportunities ($)(1)
Harrold Rust	100%	240,000	480,000
Steffen Pietzke	60%	105,000	240,000
Ajay Marathe(2)	80%	—	48,600
Ashok Lahiri	60%	97,500	195,000
Edward Hejlek	60%	97,500	195,000

(1)On October 14, 2021, the Compensation Committee approved the target annual bonuses for fiscal year 2021 based on a percentage of the individual’s annual base salary. Accordingly, 2021 target bonus opportunities were prorated. For fiscal year 2022, the same percentage of the individual’s annual base salary was used to calculate 2022 target bonus opportunities based on the individual’s 2022 annual base salary.
(2)Mr. Marathe joined us as our Chief Operating Officer in November 2022. Accordingly, his 2022 target bonus was prorated.
2022 AIP Pay-for-Performance Alignment
The Compensation Committee undertakes a rigorous review and analysis to establish performance goals under the AIP. The 2022 AIP consisted of 5 payout periods: four quarterly payments and an additional annual payment, which are payable in the form of cash or RSUs at the Compensation Committee’s discretion. The AIP payouts are determined based on the Company’s 2022 quarterly and annual corporate critical success factors (“CSF”) and an individual CSF factor (for the third and the fourth quarter only). These CSFs included financial measures, operational measures and others. The Company CSF factor was based on the Company’s CSF score with a minimum threshold level of achievement of 0% to a maximum of 120%. The individual CSF factor, for the third and fourth quarter only, was based on the individual’s CSF score, with a minimum threshold level of 0% to a maximum of 120%. On a quarterly and an annual basis, the Compensation Committee assessed the performance based on our achievements of the corporate CSFs and individual achievement of CSFs, if applicable. Considering all of these factors, the Compensation Committee determined the individual payouts to the Named Executive Officers under the AIP. The final payout determination is at the discretion of the Compensation Committee.

	Actual Goals Achievement %
Performance Goals	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Annual 2022
CSFs	53%	58%	52%	69%	25%
The table below sets forth the AIP bonus targets and payouts to each of our Named Executive Officers based upon 2022 performance:

		2022 AIP Payout(1)
Name	2022 AIP Target ($)	Cash ($)	RSUs ($)	Total
Harrold Rust	480,000	138,162	50,755	188,917
Steffen Pietzke	240,000	—	63,778	63,778
Ajay Marathe(2)	48,600	—	38,880	38,880
Ashok Lahiri	195,000	21,928	59,619	81,547
Edward Hejlek	195,000	—	53,119	53,119

(1)The 2022 AIP payouts to our Named Executive Officers were paid in the form of cash or fully vested RSUs during fiscal year 2022 and the first quarter of 2023.
(2)Mr. Marathe joined us as our Chief Operating Officer in November 2022. Accordingly, his 2022 target bonus is prorated.
Equity Compensation
We generally make equity compensation grants to executive officers in connection with their initial employment and we also generally grant annual refresh equity awards to incentivize employees on a continuing basis. In determining the amount of the equity compensation grants, we consider our compensation philosophy, the market data around equity packages offered to employees in comparable roles by our peer companies, the value of the outstanding equity compensation held by the executive officers and performance (for refresh grants only) are considered. Starting in 2021, we generally have granted RSUs to our executive officers and employees. RSUs constitutes a significant portion of our equity compensation.
Long Term Equity Incentive Program
In 2022, we established our Long Term Equity Incentive Program (the “LTIP”). The program is designed to align the interests of our executive officers and certain other employees with our mission and the interests of our stockholders. The LTIP provides equity awards in the forms of service time-based RSUs and PRSUs, and it is intended to replace our annual refresh equity awards. The 2022 equity grants were determined based on the Compensation Committee’s assessment of individual performance as well as the compensation data from peer companies and comprised of 60% PRSUs and 40% service time-based RSUs.
Fifty percent of the 2022 PRSUs are earned based upon our achievement of 2022 annual revenue goals (reported in accordance with generally accepted accounting standards in the United States in our Form 10-K for fiscal year 2022), and 50% are earned based upon achievement of our 2022 Corporate CSFs. The possible payout of PRSUs ranges from 0% to 200%. The 2022 service time-based RSUs have a four-year vesting period, with 25% vesting after a one-year cliff, and the remaining 75% vesting 1/36th monthly over the remaining 36 months. For fiscal year 2022, we achieved 51.66% of 2022 annual revenue goals and did not meet the minimum Corporate CSFs. As a result, 25.83% of the PRSUs were earned for fiscal year 2022.
The following table discloses the total grant shares and fair value of the grants awarded under the LTIP in fiscal year 2022.

	2022 LTIP Grant
Name	PRSU Grant Shares (#)	RSU Grant Shares (#)	Fair Value at Grant Date ($)(1)
Harrold Rust	134,228	89,485	2,999,991
Steffen Pietzke	111,856	74,571	2,499,986
Ajay Marathe(2)	—	—	—
Ashok Lahiri	89,485	59,656	1,999,981
Edward Hejlek	89,485	59,656	1,999,981

(1)The amount reported in this column represents the grant-date fair values of 2022 LTIP grants, consisting of both PRSUs and RSUs, based on the closing price of our common stock of $13.41 on June 6, 2022.
(2)Mr. Marathe joined us in November 2022. Pursuant to his employment agreement, he received an initial RSU grant of 833,000 shares. He was not eligible to receive 2022 LTIP grant as he joined after we issued our annual LTIP grants for fiscal year 2022.

Summary Compensation Table
The following table shows information regarding the compensation earned by or paid to our Named Executive Officers during the fiscal years ended January 1, 2023, January 2, 2022, and December 31, 2020 (referred to as fiscal year 2022, 2021 and 2020, respectively).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Harrold J. Rust	2022	480,000	—	1,664,933	95,217	188,917	18,011	2,447,078
Former President and Chief Executive Officer	2021	338,536	180,000	—	5,560,515	—	14,605	6,093,656
	2020	292,868	—	—	1,670,636	—	9,756	1,973,260
Steffen Pietzke(7)	2022	388,462	—	7,147,441	38,087	63,778	12,408	7,650,176
Chief Financial Officer	2021	224,423	78,750	—	2,871,175	—	8,308	3,182,656
Ajay Marathe(8)	2022	60,577	—	11,628,680	—	38,880	1,650	11,729,787
Chief Operating Officer
Ashok Lahiri	2022	325,000	—	1,109,942	76,003	81,547	12,665	1,605,157
Former Chief Technology Officer	2021	308,369	73,125	—	586,564	—	11,563	979,621
	2020	291,896	—	—	1,670,636	—	9,611	1,972,143
Edward Hejlek(9)	2022	325,000	—	2,109,939	35,366	53,119	13,527	2,536,951
Senior Vice President, Intellectual Property

(1)The Company’s fiscal year generally ends on the Sunday that is closest to December 31 and contains 52 weeks, except for the years with 53 weeks.
(2)The fiscal year 2021 amounts reported in this column represent special bonuses paid to Messrs. Rust, Pietzke and Lahiri representing: (i) one-time discretionary bonuses in the amounts of $120,000, $52,500 and $48,750, respectively, for achievement of the preestablished performance goal of producing the first battery cells on our automated production line, and (ii) one-time discretionary bonuses in the form of fully vested stock options reflecting an aggregate grant date fair value of $60,000, $26,250, and $24,375, respectively.
(3)The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the grant-date fair value of RSUs and PRSUs calculated in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock-based Compensation (“ASC 718”). For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition in accordance with ASC 718. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 for a discussion of the relevant assumptions used in calculating these amounts. The following table presents the target and maximum amounts of the grant date fair value of PRSUs under the LTIP.

		Grant Date Fair Value of PRSUs
Name	Grant Date	Target ($)	Maximum ($)
Harrold J. Rust	6/6/2022	3,000,000	6,000,000
Steffen Pietzke	6/6/2022	2,500,000	5,000,000
Ajay Marathe	6/6/2022	—	—
Ashok Lahiri	6/6/2022	2,000,000	4,000,000
Edward Hejlek	6/6/2022	2,000,000	4,000,000
(4)The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the aggregate grant-date fair value of the options to purchase shares of our common stock granted to each Named Executive Officers, computed in accordance with the ASC 718. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 for a discussion of the relevant assumptions used in calculating these amounts. Our Named Executive Officers will only realize compensation to the extent trading price of our common stock is greater than the exercise price of the shares of our common stock underlying the option awards.
(5)The amounts reported in this column represent the amount earned under the 2022 AIP for fiscal year 2022, which included the actual payout in cash or RSUs in the first quarter of 2023. For more information, please refer to the “2022 AIP Pay-for-Performance Alignment” section of this proxy.
(6)The amounts reported in this column primarily represent our contributions to the 401(k) plan for the Named Executive Officers. For fiscal year 2022, we contributed $15,665, $11,596, $1,298, $10,408 and $9,750 for Mr. Rust, Mr. Pietzke, Mr. Marathe, Mr. Lahiri and Mr. Hejlek,

respectively. In addition, the amounts for fiscal year 2022 also include the life insurance premiums paid by us and gift cards. For Mr. Rust and Mr. Lahiri, the amounts also include their cell phone expenses.
(7)Mr. Pietzke joined Legacy Enovix in April 2021.
(8)Mr. Marathe joined us in November 2022 and his annualized base salary for fiscal year 2022 was $450,000.
(9)Mr. Hejlek was not a Named Executive Officer in fiscal years 2020 or 2021.

2022 Grants of Plan-Based Awards Table
The following table provides information regarding the possible payouts to our Named Executive Officers in fiscal year 2022 under 2022 AIP, the LTIP and the equity awards received by our Named Executive Officers in fiscal year 2022 under the Enovix Corporation Equity Incentive Plan (the “2021 Plan”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Harrold J. Rust	Stock Options	3/18/2022	—	—	—	—	—	—	—	10,605	15.47	95,217
	AIP - Cash/RSU	5/20/2022	—	480,000	625,920	—	—	—	—	—	—	—
	RSU	6/6/2022	—	—	—	—	—	—	89,485	—	—	1,199,994
	PRSU	6/6/2022	—	—	—	—	134,228	268,456	—	—	—	464,939
Steffen Pietzke	Stock Options	3/18/2022	—	—	—	—	—	—	—	4,242	15.47	38,087
	AIP - Cash/RSU	5/20/2022	—	240,000	312,960	—	—	—	—	—	—	—
	RSU	6/6/2022	—	—	—	—	—	—	149,142	—	—	1,999,994
	RSU	11/22/2022	—	—	—	—	—	—	400,000	—	—	4,760,000
	PRSU	6/6/2022	—	—	—	—	111,856	223,712	—	—	—	387,447
Ajay Marathe	RSU	11/14/2022	—	—	—	—	—	—	833,000	—	—	11,628,680
	AIP - Cash/RSU	2/14/2023(5)	—	48,600	69,984	—	—	—	—	—	—	—
Ashok Lahiri	Stock Options	3/18/2022	—	—	—	—	—	—	—	8,465	15.47	76,003
	AIP - Cash/RSU	5/20/2022	—	195,000	254,280	—	—	—	—	—	—	—
	RSU	6/6/2022	—	—	—	—	—	—	59,656	—	—	799,987
	PRSU	6/6/2022	—	—	—	—	89,485	178,970	—	—	—	309,955
Edward Hejlek	Stock Options	3/18/2022	—	—	—	—	—	—	—	3,939	15.47	35,366
	AIP - Cash/RSU	5/20/2022	—	195,000	254,280	—	—	—	—	—	—	—
	RSU	6/6/2022	—	—	—	—	—	—	134,227	—	—	1,799,984
	PRSU	6/6/2022	—	—	—	—	89,485	178,970	—	—	—	309,955

(1)Amounts reported in these columns represent the threshold, target and maximum amount of possible cash incentive opportunities, which are at the discretion of our Board of Directors or the Compensation Committee, be paid in the form of RSUs, provided to our Named Executive Officers in fiscal year 2022 under the AIP, the terms of which are summarized under “Executive Compensation—Compensation Discussion and Analysis—Principal Elements of Compensation—Bonuses” and which do not represent actual compensation earned by our Named Executive Officers for fiscal year 2022. Threshold, target and maximum amounts were set as a percentage of each Named Executive Officer’s base salary for fiscal year 2022, as prorated for Mr. Marathe’s partial service during fiscal year 2022. For the actual amounts paid to each of the Named Executive Officers, see the “Summary Compensation Table” above and the applicable footnotes.
(2)Amounts reported in these columns represent PRSUs granted under the LTIP in fiscal year 2022 that will vest based on our revenue and CSF goals with threshold (0%), target (100%) and maximum (200%) payout, as further described under “Executive Compensation—Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Compensation—Long Term Equity Incentive Program.”
(3)Represents RSUs granted.
(4)Amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the grant-date fair value of RSUs, PRSUs and stock options calculated in accordance with ASC 718. For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition in accordance with ASC 718. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(5)Mr. Marathe joined us in November 2022. Accordingly, his bonus amounts for fiscal year 2022 under the AIP were prorated and approved by the Compensation Committee on February 14, 2023.

Outstanding Equity Awards as of January 1, 2023
The following table shows certain information regarding outstanding equity awards held by each of our Named Executive Officers as of January 1, 2023.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Harrold J. Rust(3)	12/13/2018(4)	24,230	—	0.05	12/13/2027	—	—	—	—
	4/20/2021(5)	369,238	738,439	9.26	4/19/2031	—	—	—	—
	4/20/2021(6)	44,359	221,797	9.26	4/19/2031	—	—	—	—
	3/18/2022(7)	10,605	—	15.47	3/17/2032	—	—	—	—
	6/6/2022(8)	—	—	—	—	89,485	1,113,193	—	—
	6/6/2022(9)	—	—	—	—	—	—	134,228	1,669,796
Steffen Pietzke	4/20/2021(10)	161,542	207,684	9.26	4/19/2031	—	—	—	—
	4/20/2021(11)	11,836	59,184	9.26	4/19/2031	—	—	—	—
	4/20/2021(12)	92,314	184,604	9.26	4/19/2031	—	—	—	—
	3/18/2022(7)	4,242	—	15.47	3/17/2032	—	—	—	—
	6/6/2022(9)	—	—	—	—	—	—	111,856	1,391,489
	6/6/2022(13)	—	—	—	—	55,929	695,757	—	—
	6/6/2022(14)	—	—	—	—	74,571	927,663	—	—
	11/22/2022(15)	—	—	—	—	293,750	3,654,250	—	—
Ajay Marathe	11/14/2022(16)	—	—	—	—	833,000	10,362,520	—	—
Ashok Lahiri(17)	12/13/2018(18)	21,538	—	0.05	12/13/2027	—	—	—	—
	4/20/2021(19)	23,561	117,815	9.26	4/19/2031	—	—	—	—
	3/18/2022(7)	8,465	—	15.47	3/17/2032	—	—	—	—
	6/6/2022(9)	—	—	—	—	—	—	89,485	1,113,193
	6/6/2022(20)	—	—	—	—	59,656	742,121	—	—
Edward Hejlek(21)	1/7/2021(22)	26,538	28,845	0.06	1/6/2031	—	—	—	—
	4/20/2021(23)	4,735	23,676	9.26	4/19/2031	—	—	—	—
	4/20/2021(24)	15,389	30,763	9.26	4/19/2031	—	—	—	—
	3/18/2022(7)	3,939	—	15.47	3/17/2032	—	—	—	—
	6/6/2022(9)	—	—	—	—	—	—	89,485	1,113,193
	6/6/2022(13)	—	—	—	—	55,929	695,757	—	—
	6/6/2022(14)	—	—	—	—	59,656	742,121	—	—

(1)Option awards were granted pursuant to our 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and the 2021 Plan.
(2)The amount reported in this column represents the values of unvested RSUs or PRSUs as of January 1, 2023, which are based on the closing price of our common stock of $12.44 on December 30, 2022, the last trading day of fiscal year 2022.
(3)As of January 1, 2023, Mr. Rust had 249,216 shares of our common stock subject to repurchase in accordance with our 2016 Plan.
(4)The shares of our common stock underlying the option award vests in 48 equal monthly installments beginning on the vesting commencement date, September 1, 2017, subject to the individual’s continued service at each vesting date.

(5)The shares of our common stock underlying the option award vests in 60 equal monthly installments beginning on the vesting commencement date, April 18, 2021, subject to Mr. Rust’s continued service at each vesting date.
(6)1/120th of the 266,156 shares of our common stock underlying the option award vests in 48 equal monthly installments beginning on the vesting commencement date, April 18, 2021, and 1/20th of the 266,156 shares of our common stock underlying the option award vests in 12 equal monthly installments thereafter, subject to Mr. Rust’s continued service at each vesting date.
(7)The shares of our common stock underlying the option awards were fully vested on the grant date.
(8)1/4th of the shares of our common stock underling the RSUs shall vest on the one-year anniversary of the vesting commencement date, June 6, 2022, and the remaining shares of our common stock underlying the RSUs shall vest in 36 equal monthly installments thereafter, subject to Mr. Rust’s continued service at each vesting date.
(9)The June 6, 2022 PRSU grants contain a single, two-year measurement period with 1/2 of the shares eligible to vest based upon our achievement of 2022 annual revenue goals, reported in accordance with generally accepted accounting standards in the United States in our Form 10-K for fiscal year 2022, and 1/2 of the shares eligible to vest based upon a scoring of the Company’s performance relative to our 2022 Corporate CSF.
(10)1/4th of the 369,226 shares of our common stock underlying the option award vests on the one-year anniversary of the vesting commencement date, April 1, 2021, and 1/48th of the shares underlying the option award vests in 36 equal monthly installments thereafter, subject to Mr. Pietzke’s continued service at each vesting date.
(11)1/120th of the 71,020 shares of our common stock underlying the option award vests in 48 equal monthly installments beginning on the vesting commencement date, April 18, 2021, and 1/20th of the shares of our common stock underlying the option award vests in 12 equal monthly installments thereafter, subject to Mr. Pietzke’s continued service at each vesting date.
(12)1/5th of 276,918 shares of our common stock underlying the option award vests on the one-year anniversary of the vesting commencement date, April 18, 2021, and 1/60th of the shares of our common stock underlying the option award vests in 48 equal monthly installments thereafter, subject to Mr. Pietzke’s continued service at each vesting date.
(13)55,929 shares of of our common stock underlying the RSUs shall vest in 24 equal monthly installments, subject to the individual’s continued service at each vesting date.
(14)1/4th of the shares of our common stock underlying the RSUs shall vest on the one-year anniversary of the vesting commencement date, June 6, 2022, and the remaining shares of our common stock underlying the RSUs shall vest in 36 equal monthly installments thereafter, subject to the individual’s continued service at each vesting date.
(15)1/4th of the shares of our common stock underlying the RSUs shall vest immediately on November 22, 2022 and the remaining shares of our common stock underlying the RSUs shall vest in 48 equal monthly installments thereafter, subject to Mr. Pietzke’s continued service at each vesting date.
(16)1/5th of the shares of our common stock underlying the RSUs shall vest on the one-year anniversary of the vesting commencement date, November 14, 2022, and the remaining shares of our common stock underlying the RSUs shall vest in 48 equal monthly installments thereafter, subject to Mr. Marathe’s continued service at each vesting date.
(17)As of January 1, 2023, Mr. Lahiri had 249,216 shares of our common stock subject to repurchase in accordance with our 2016 Plan.
(18)The shares of our common stock underlying the option award vests in 48 equal monthly installments beginning on the vesting commencement date, October 26, 2018, subject to the individual’s continued service at each vesting date.
(19)1/120th of the 141,376 shares of our common stock underlying the option award vests in 48 equal monthly installments beginning on the vesting commencement date, April 18, 2021, and 1/20th of the shares of our common stock underlying the option award vests in 12 equal monthly installments thereafter, subject to Mr. Lahiri’s continued service at each vesting date.
(20)1/4th of the shares of our common stock underlying the RSUs shall vest on the one-year anniversary of the vesting commencement date, June 6, 2022, from the grant date and the remaining shares of our common stock underlying the RSUs shall vest in 36 equal monthly installments thereafter, subject to Mr. Lahiri’s continued service at each vesting date.
(21)As of January 1, 2023, Mr. Hejlek had 37,686 shares of our common stock subject to repurchase in accordance with our 2016 Plan.
(22)1/4th of the shares of our common stock underlying the option award vests on the one-year anniversary of the vesting commencement date, January 4, 2021, and 1/48th of the shares underlying the option award vests in 36 equal monthly installments thereafter, subject to Mr. Hejlek’s continued service at each vesting date.
(23)1/120th of the 28,411 shares of our common stock underlying the option shall vest monthly over the next four years, and 1/20th of the shares of our common stock underlying the option shall vest monthly thereafter over the next year, subject to Mr. Hejlek’s continued service at each vesting date.
(24)46,152 shares of our common stock underlying the option award vests in 60 equal monthly installments beginning on the vesting commencement date, April 18, 2021, subject to Mr. Hejlek’s continued service at each vesting date.
Stock Option Exercises and RSUs/PRSUs Vested Table
The following table provides information on stock option exercises and RSUs/PRSUs vested for our Named Executive Officers during fiscal year 2022.

	Option Awards		RSUs/PRSUs
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Harrold J. Rust	—	—	—	—
Steffen Pietzke	—	—	124,892	1,519,109
Ajay Marathe	—	—	—	—
Ashok Lahiri	—	—	—	—
Edward Hejlek	—	—	18,642	261,609

(1)The number of shares vested reported in this column excludes the 2022 AIP payout in form of fully vested RSUs instead of cash.
(2)The values realized upon vesting for RSUs and PRSUs are based on the closing price of our common stock on the vesting dates. If the vesting date falls on the market’s close date, the realized values are based on the latest available closing price of our common stock prior to the vesting date.
Employment Arrangements
The employment agreements and offer letters with our named executive officers generally provide for at-will employment and set forth the material initial terms of employment. Our named executive officers are also eligible for certain severance and change of control benefits, as described below under “Potential Payments Upon Termination or Change of Control.” In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.
Harrold J. Rust
We entered into an offer letter with Mr. Rust in February 2012, as amended and restated into an employment agreement in May 2021, which governs the current terms of Mr. Rust’s employment with us. Pursuant to the agreement, Mr. Rust was initially entitled to an initial annual base salary of $301,978, is eligible to receive an annual discretionary bonus based in part on personal and corporate performance and may be granted additional equity awards under our 2021 Equity Incentive Plan. As previously disclosed, in December 2022, Mr. Rust announced his resignation as President and Chief Executive Officer and as a member of the Board of Directors of Enovix Corporation, which was effective January 18, 2023.
Steffen Pietzke
We entered into an offer letter with Mr. Pietzke in March 2021, as amended and restated into an employment agreement in May 2021, which governs the current terms of Mr. Pietzke’s employment with us. Pursuant to the agreement, Mr. Pietzke was initially entitled to an initial annual base salary of $300,000, is eligible to receive an annual discretionary bonus based in part on personal and corporate performance and may be granted additional equity awards under our 2021 Equity Incentive Plan. Mr. Pietzke’s employment is at will.
Ajay Marathe
We entered into employment terms with Mr. Marathe in November 2022, which governs the current terms of Mr. Marathe’s employment with us. Pursuant to the agreement, Mr. Marathe is entitled to an initial annual base salary of $450,000 and an initial RSU grant of 833,000 shares with a 5-year vesting period. In addition, Mr. Marathe is eligible to receive an annual discretionary bonus of up to 80% of his base salary based in part on personal and corporate performance. He may be granted additional equity awards under our 2021 Equity Incentive Plan. Mr. Marathe’s employment is at will.
Ashok Lahiri
We entered into an offer letter with Mr. Lahiri in April 2007, as amended and restated into an employment agreement in May 2021, which governs the current terms of Mr. Lahiri’s employment with us. Pursuant to the agreement, Mr. Lahiri was initially entitled to an initial annual base salary of $301,537, is eligible to receive an annual discretionary bonus based in part on personal and corporate performance and may be granted additional equity awards under our 2021 Equity Incentive Plan. As previously disclosed, in January 2023, Mr. Lahiri announced his retirement and therefor resignation as Chief Technology Officer of Enovix Corporation, which was effective February 1, 2023.
Edward Hejlek
We entered into an offer letter with Mr. Hejlek in December 2020, as amended and restated into an employment agreement in May 2021, which governs the current terms of Mr. Hejlek’s employment with us. Pursuant to the agreement, Mr. Hejlek was initially entitled to an initial annual base salary of $275,000, is eligible to receive an annual discretionary bonus based in part on personal and corporate performance and may be granted additional equity awards under our 2021 Equity Incentive Plan. In November 2022, Mr. Hejlek announced his resignation as the our General Counsel and Chief Legal Officer of Enovix Corporation, which was effective November 25, 2022, at which time he transitioned into the role of Senior Vice President, Intellectual Property.

Potential Payments Upon Termination or Change of Control
Upon the termination of a named executive officer’s employment, the named executive officer is entitled to receive their base salary accrued through their last day of employment, as well as any unused vacation accrued through their last day of employment.
Change of Control and Severance Benefit Provisions
In each of our named executive officer’s employment agreements, the agreements contain a severance section that provides for severance benefits, including in connection with a “Change of Control” (as defined in the named executive officers’ employment agreements), subject to execution and effectiveness of a release of claims and compliance with their respective employment agreements, confidentiality agreements, and non-competition and non-solicitation agreements, as well as returning all company documents (and all copies thereof) and other company property in their possession, custody or control to us.
The severance section in our executive officers’ employment agreements provides that, in the event of a qualifying termination, which is either an involuntary termination of the named executive officer’s employment by us without “Cause” (not including death or “disability”) or the named executive officer’s resignation for “Good Reason” (each, as defined in the named executive officers’ employment agreements), that occurs during the time period commencing three months prior to the closing of a Change of Control and ending 12 months following the closing of such Change of Control (the “Change of Control Period”) (i) Mr. Rust was entitled to 12 months of his base salary paid in bi-weekly installments, payment of his health care coverage either under our regular health plan or payment of his COBRA premiums for up to 12 months, a lump sum cash payment equal to the prorated amount of his annual target bonus amount based upon his dates of employment during the calendar year in which his Separation of Service (as defined in Mr. Rust’s employment agreement) occurs, and 100% of his then-unvested shares subject to his Equity Awards (as defined in Mr. Rust’s employment agreement) would have been deemed immediately vested and exercisable as of his Separation of Service date (“Double Trigger Acceleration”); and (ii) our other executive officers will be entitled to nine months of their respective base salaries paid in bi-weekly installments, payment of their health care coverage either under our regular health plan or payment of their COBRA premiums for up to nine months, a lump sum cash payment equal to the prorated amount of their annual bonus target amount based upon their dates of employment during the calendar year in which their Separation of Service (as defined in their respective employment agreement) occurs, and 75% of their then-unvested shares subject to their respective Equity Awards (as defined in their employment agreements), after accounting for vesting acceleration on all such awards as if such executive had completed an additional 18 months of continuous service, will be deemed immediately vested and exercisable as of their respective Separation of Service dates due to Double Trigger Acceleration.
In addition, the employment agreements with our named executive officers provide that, in the event of a qualifying termination that occurs outside of the Change of Control Period, but more than four months after the respective employment commencement date, the named executive officers will receive the same benefits as stated for a qualifying termination that occurs inside of the Change of Control Period, except instead of the Double Trigger Acceleration stated above (i) the vesting of Mr. Rust’s equity awards will accelerate as if he had completed an additional 24 months of continuous service; and (ii) the vesting of our other named executive officers’ equity awards will accelerate as if such officer had completed an additional 18 months of continuous service.
Notwithstanding the foregoing, in connection with the termination of his employment, Mr. Rust received (i) 12 months of his base salary paid in installments, (ii) payment of his health care coverage either under our regular health plan or payment of his COBRA premiums until January 18, 2026, (iii) a lump sum cash payment of $40,879 reflecting target quarterly and annual bonuses for 2023, prorated amount based upon his dates of employment during the calendar year in which his termination occurred, (iv) continuing eligibility for a performance bonus for 2022, payable no later than March 1, 2023, (v) accelerated vesting of all of his equity awards, and (vi) an extension of the period during which his options may be exercised until the end of the existing term of such option. Such payments were contingent on, among other things, his execution and nonrevocation of a general release of claims against us. The Company provided these benefits in recognition of Mr. Rust’s long-standing contributions to the Company, including his role as a co-founder.
In addition, and notwithstanding the foregoing, in connection with the termination of his employment, Mr. Lahiri received (i) 9 months of his base salary paid in installments, (ii) payment of his health care coverage either under our regular health plan or payment of his COBRA premiums until February 1, 2026, (iii) a lump sum cash payment of $16,562 reflecting target quarterly and annual bonuses for 2023, prorated amount based upon his dates of employment during the calendar year in which his termination occurred, (iv) continuing eligibility for a performance bonus for 2022, payable no later than March 1, 2023, (v) accelerated vesting of all of his equity awards, and (vi) an extension of the period during which his options may be exercised until the end of the existing term of such option. Such payments were contingent on, among other things, his execution and nonrevocation of a general release of claims against us. The Company provided these benefits in recognition of Mr. Lahiri’s long-standing contributions to the Company, including his role as a co-founder.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing Change of Control related severance benefits also should eliminate, or at least reduce, the reluctance of our named executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our named executive officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in our best interests. The amounts presented in the following two tables could be different from the actual payments to our named executive officers when the actual events occurred.
Potential Payments Upon a Qualifying Termination of Employment

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance($)(4)	Total ($)
Harrold J. Rust	480,000	480,000	3,218,250	17,923	4,196,173
Steffen Pietzke	300,000	240,000	3,570,996	15,371	4,126,367
Ajay Marathe	337,500	48,600	3,488,604	25,042	3,899,746
Ashok Lahiri	243,750	195,000	742,932	23,715	1,205,397
Edward Hejlek	243,750	195,000	1,343,929	6,778	1,789,457

(1)The amounts reported in this column represent an amount equal to the number of months of the base salary as of the separation date from the Company. Pursuant to the employment agreements of the named executive officers, Mr. Rust shall receive 12 months of the base salary and the other named executive officers shall receive nine months of their respective base salary. These amounts shall be paid in installments in the form of continuation of the base salary payments on the Company’s regular payroll dates, which are subject to any tax withholding and standard payroll deductions.
(2)The amounts reported in this column represent an estimate of 2023 bonus target opportunities under the AIP for our named executive officers and the amounts reported in this column are before any tax withholding and standard payroll deductions.
(3)The amounts reported in this column represent the grant-date fair value of the accelerated vesting of the unvested PSUs with an estimated probable outcome of the performance vesting condition in accordance with ASC 718, RSUs, and stock options pursuant to the employment agreements of our named executive officers. These amounts were estimated as of January 1, 2023 and the actual realized amount would be different from the estimate reported in this column.
(4)The amounts reported in this column represent the estimated cost of the health care coverage from the separation date pursuant to the employment agreements.
Potential Payments Upon a Qualifying Termination of Employment Following a Change of Control

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance($)(4)	Total ($)
Harrold J. Rust	480,000	480,000	5,555,935	17,923	6,533,858
Steffen Pietzke	300,000	240,000	5,486,276	15,371	6,041,647
Ajay Marathe	337,500	48,600	8,721,510	25,042	9,132,652
Ashok Lahiri	243,750	195,000	1,121,564	23,715	1,584,029
Edward Hejlek	243,750	195,000	1,565,427	6,778	2,010,955

(1)The amounts reported in this column represent an amount equal to the number of months of the base salary as of the separation date from the Company. Pursuant to the employment agreements of the named executive officers, Mr. Rust shall receive 12 months of the base salary and the other named executive officers shall receive nine months of their respective base salary. These amounts shall be paid in installments in the form of continuation of the base salary payments on the Company’s regular payroll dates, which are subject to any tax withholding and standard payroll deductions.
(2)The amounts reported in this column represent an estimate of 2023 bonus target opportunities under the AIP for our named executive officers and the amounts reported in this column are before any tax withholding and standard payroll deductions.
(3)The amounts reported in this column represent the grant-date fair value of the accelerated vesting of the unvested PSUs with an estimated probable outcome of the performance vesting condition in accordance with ASC 718, RSUs, and stock options pursuant to Mr. Rust’s separation agreement dated January 13, 2023, Mr. Lahiri’s separation agreement dated January 17, 2023 and employment agreements of our other named executive officers. These amounts are estimated as of January 1, 2023 and the actual realized amount would be different from the estimate reported in this column.
(4)The amounts reported in this column represent the estimated cost of the health care coverage from the separation date pursuant to the employment agreements.

Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by Enovix during fiscal year 2022. Our Board of Directors may elect to provide officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by Enovix during fiscal year 2022.

No Tax Gross-Ups
In fiscal year 2022, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation, perquisites or personal benefits paid or provided by us.
Health and Welfare Benefits
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; and life and disability insurance. We do not maintain any executive-specific benefit or perquisite programs (other than as described above under “Potential Payments Upon Termination or Change of Control”).
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we contribute 3% of base salary to each employee’s account, regardless of an employee’s contribution decision. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Rule 10b5-1 Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Risks Related to Compensation Policies and Practices
When determining our compensation policies and practices, the Board of Directors considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Mr. Rust, our Former Chief Executive Officer and President during fiscal year 2022. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals.
Identification of Median Employee
To determine the median of the annual total compensation of all of our permanent employees, except for our former CEO, for fiscal year 2022, we used our employee population base of 335 permanent employees, as of January 1, 2023, from our payroll records and calculated the annual total compensation based on i) actual base salary earned for 2022 or the target base salary for the new hire employees who commenced employment during 2022 to reflect a full year of compensation, ii) actual 2022 bonus earned and iii) the grant-date fair value of all equity awards granted during fiscal year 2022, calculated in accordance with ASC 718 with probable outcome assumption for equity awards with performance conditions.
The following table presents the ratio of the annual total compensation of Mr. Rust, our former CEO, to the median of the annual total compensation of all our employees (other than Mr. Rust, our former CEO). We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The annual total compensation of our median compensated employee for fiscal year 2022 was $235,467 and the annual total compensation of our CEO for fiscal 2022 was $2,447,078. The ratio of the annual total compensation of our CEO to that of our median employee for fiscal 2022 was estimated to be 10.4 to 1.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2021 and 2022. For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the “Executive Compensation - Compensation Discussion and Analysis” section beginning on page 19.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average SCT Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Loss ($ in Thousands)(7)	Revenue ($ in Thousands)(8)
2022	2,447,078	(18,985,675)	5,880,518	743,504	61	80	(51,622)	6,202
2021	6,093,656	42,373,070	2,081,139	16,282,851	134	102	(125,874)	—

(1)     The amounts reported in this column are the total compensation amounts reported for Mr. Rust, our CEO/Principal Executive Officer (“PEO”), for each fiscal year in the “Total” column of the Summary Compensation Table (“SCT”). Please refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)    The amounts reported in this column represent the “compensation actually paid” (“CAP”) to Mr. Rust, who served as our PEO for fiscal years 2021 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rust during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the reported “Total” in the SCT to derive the “compensation actually paid” amount for the years presented below.

		Fiscal Years
		2022	2021
SCT Total for PEO		$2,447,078	$6,093,656
Less:	Reported value in SCT “Stock Awards” column	(95,217)	—
Less:	Reported value in SCT “Options Awards” column	(1,664,933)	(5,560,515)

Plus:	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	1,544,502	26,221,514
Plus:	Year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(16,315,279)	11,221,722
Plus:	Vesting date fair value of equity awards granted and vested in the covered year	95,194	2,066,389
Plus:	Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(4,997,020)	2,330,304
Less:	Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—
Plus:	Dollar value of dividends/earnings paid on equity awards in the covered year	—	—
Plus:	Excess fair value for equity award modifications	—	—
Total Adjustments		(21,432,753)	36,279,414
CAP to PEO		$(18,985,675)	$42,373,070
(3)    The amounts reported in this column are the average amounts reported for our NEOs as a group (excluding Mr. Rust, our PEO) in the “Total” column of the SCT for each fiscal year. For fiscal year 2022, our non-PEO NEOs included Mr. Pietzke, Mr. Marathe, Mr. Hejlek and Mr. Lahiri. For fiscal year 2021, our non-PEO NEOs included Mr. Pietzke and Mr. Lahiri.
(4)    The amounts reported in this column represent the average amount of the CAP to our non-PEO NEOs for fiscal years 2021 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO NEOs during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the average reported “Total” in the SCT to derive the average amount of CAP for the years presented below.

		Fiscal years
		2022	2021
SCT Average Total for Non-PEO NEOs		$5,880,518	$2,081,139
Less:	Reported value in SCT “Stock Awards” column	(5,499,001)	$—
Less:	Reported value in SCT “Options Awards” column	(37,364)	$(1,728,870)
Plus:	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	4,688,670	$9,148,815
Plus:	Year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(3,220,630)	$5,558,467
Plus:	Vesting date fair value of equity awards granted and vested in the covered year	482,535	$89,444
Plus:	Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(1,551,224)	$1,133,856
Less:	Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	$—
Plus:	Dollar value of dividends/earnings paid on equity awards in the covered year	—	$—
Plus:	Excess fair value for equity award modifications	—	$—
Total Adjustments		(5,137,014)	14,201,712
Average CAP to Non-PEO NEOs		$743,504	$16,282,851
(5)     Our total shareholder return (“TSR”), as reflected in our Annual Report on the Form 10-K for the fiscal year ended January 1, 2023, represents the cumulative value of $100 for each fiscal year would be if such amount were invested in our common stock at the market close on July 14, 2021 (the date of our common stock began trading on the Nasdaq Global Select Market under the symbol “ENVX”).
(6)     The amounts reported in this column represent the weighted cumulative value of the peer group’s TSR for each fiscal year. The peer group used for this purpose is the Russell 2000 Index.
(7)    The amounts reported in this column represent the net loss reported in our Annual Report on the Form 10-K for the fiscal year ended January 1, 2023.
(8)    While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we determined that revenue is the key financial performance measure used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. The amounts reported in this column represent the revenue reported in our Annual Report on the Form 10-K for the fiscal year ended January 1, 2023.
Most Important Financial Performance Measures to Determine 2022 Compensation Actually Paid
The table below lists our most important financial performance measures used to link "Compensation Actually Paid" for our NEOs for fiscal year 2022 to our performance. These measures are used to determine the AIP payouts and the vesting criteria for PRSUs for the NEOs. The financial performance measures included in the following table are not ranked by relative importance.

Performance Matrix
Revenue
Operating expenses
Capital expenditures
Pay Versus Performance Relationship
The graphs below reflect the relationship between the CAP to PEO and average CAP to non-PEO NEOs to our revenue, our net loss and out TSR for fiscal years 2021 and 2022.
CAP versus Revenue

CAP vs Revenue (in thousands)
$60,000
$40,000
$20,000
$0
$(20,000)
$(40,000)
Amounts
2021
2022
Fiscal year
PEO CAP
Average CAP to Non-PEO NEOs
Revenue

CAP versus Net Loss

CAP vs Net Loss (in thousands)
$100,000
$50,000
$—
$(50,000)
$(100,000)
$(150,000)
Amounts
2021
2022
PEO CAP
Average CAP to Non-PEO NEOs
Net Loss

CAP versus Cumulative Total Shareholder Return

CAP vs TSR (Value of Initial Fixed $100 Investment)
$80,000
$40,000
$—
$(40,000)
$(80,000)
Amounts
$150
$125
$100
$75
$50
Total Shareholder Return
2021
2022
PEO CAP
Average CAP to Non-PEO NEOs
TSR

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
The terms for non-employee director compensation policy (the “Non-Employee Director Compensation Policy”) in effect for our fiscal year 2022 are described below. In November 2022, our Compensation Committee reviewed such policy and determined not to make any changes for fiscal year 2023.
Each non-employee director receives an annual cash retainer of $45,000 for serving on our Board of Directors. The chairperson of the Board of Directors receives an annual cash retainer of $25,000. The Lead Independent Director receives an annual cash retainer of $15,000.
The chairpersons and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board of Directors Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.
Initial Equity Awards
Each non-employee director who first joins our Board of Directors will receive RSUs with a grant-date value equal to $275,000 (calculated based on the Fair Market Value of the underlying common stock on the date of grant), prorated based on the number of months from the date of appointment until the next annual meeting of stockholders. The RSUs vest quarterly over three years of continuous service.
Annual Equity Awards
On the date of each annual meeting of stockholders, each continuing non-employee director will receive RSUs with a grant-date value equal to $100,000 (calculated based on the Fair Market Value of the underlying common stock on the date of grant). The RSUs award will vest on the earlier of (i) the date of the following annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (ii) the one-year anniversary of the date of grant, subject to continuous service through the applicable vesting date.
Vesting Acceleration
In the event of a Change of Control of Enovix (as defined in our 2021 Plan), any unvested portion of an outstanding equity award granted under the Non-Employee Director Compensation Policy will fully vest immediately prior to the closing of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.
Expenses
We reimburse our non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of the Board of Directors and its committee. We also reimburse our non-employee directors for other reasonable expenses related to Board of Directors service, such as director education.

Director Compensation Table
The following table sets forth information regarding the compensation earned by or paid to non-employee directors during fiscal year 2022. Mr. Rust did not receive any additional compensation for his service as a member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thurman J. Rodgers	$70,000	$99,989	$169,989
Betsy Atkins	60,000	99,989	159,989
Pegah Ebrahimi	66,662	61,360	128,022
Emmanuel T. Hernandez	60,024	99,989	160,013
John D. McCranie	62,917	99,989	162,906
Gregory Reichow	55,000	99,989	154,989

(1)The amounts reported in this column represent the annual cash retainer fees paid during fiscal year 2022.
(2)The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant-date fair value of equity awards granted to each non-employee director during fiscal year 2022, computed in accordance with the ASC Topic 718, Stock-based Compensation. For fiscal year 2022, the assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
On June 15, 2022, each non-employee director as indicated above was granted 9,057 shares of RSUs, except for Ms. Ebrahimi who received 5,558 shares of RSUs on a pro-rata basis. It is consistent with our non-employee director compensation policy.
The following table indicates the number of outstanding equity awards held by each non-employee director as of January 1, 2023:

Name	RSUs(1)	Number of Shares Underlying Stock Options
Thurman J. Rodgers	4,529	—
Betsy Atkins	4,529	51,691
Pegah Ebrahimi	11,634	—
Emmanuel T. Hernandez	4,529	—
John D. McCranie	4,529	—
Gregory Reichow	4,529	1,846

(1)     Each unit granted pursuant to an RSU award represents a contingent right to receive one share of our common stock for each unit that vests.

PROPOSAL NO. 2 - VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our Board of Directors is providing stockholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on executive compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of this proxy statement, including the compensation tables and the corresponding narrative discussion and footnotes set forth therein. Consistent with the preference expressed by our stockholders at the last advisory vote on the frequency of our “say-on-pay” vote, we are conducting such votes annually. Because the vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As described under the heading “Executive Compensation―Compensation Discussion and Analysis,” our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to design our compensation programs to drive alignment of all employees, including our Named Executive Officers. We believe that this approach recognizes that, as a Company, we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our Named Executive Officers with our objective of creating sustainable long-term value for our stockholders.
For the reasons discussed above and in the Compensation Discussion and Analysis, our Board of Directors recommends that our stockholders vote “FOR” the “say-on-pay” vote as set forth in the following resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
Vote Required
The affirmative vote of the majority of the shares of our common stock present by virtual attendance or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers. An abstention will have the same effect as a vote “Against” Proposal No. 2. A broker non-vote on Proposal No. 2 will not have any effect on the voting results for Proposal No. 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 - VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to indicate their preference regarding how frequently we should solicit a non-binding stockholder advisory vote on the compensation of our Named Executive Officers as disclosed in our proxy statements. By voting on this proposal, you may indicate whether you would prefer that we hold an advisory vote on executive compensation every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.
The Board of Directors has determined that stockholders should have an opportunity EVERY YEAR to vote on the compensation of our Named Executive Officers. In reaching this determination, the Board of Directors considered that an annual say-on-pay vote will allow us to obtain stockholder input on our executive compensation program on a more consistent basis, which aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and practices. In addition, holding an annual say-on-pay vote provides the highest level of accountability and communication by enabling the say-on-pay vote to correspond with the most recent executive compensation information presented in our proxy statement for each annual stockholder meeting. Holding say-on-pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.
The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.
This vote is an advisory vote only, and therefore it will not bind the Company or the Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board of Directors as the stockholders’ recommendation as to the frequency of future say-on-pay votes. Nevertheless, the Board of Directors may decide that it is in the best interests of stockholders and the Company to hold say-on-pay votes more or less frequently than the option recommended by our stockholders.
While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation, but rather to make your own choice among a vote every one year, every two years or every three years. You may also abstain from voting on this Proposal.
Vote Required
The option among those choices that receives the highest number of votes will be considered our stockholders’ recommendation. An abstention or a broker non-vote on Proposal No. 3 will not have any effect on the voting results for Proposal No. 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT OUR STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, HOLDING FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

PROPOSAL NO. 4 – VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP currently serves as our independent registered public accounting firm. After consideration of Deloitte & Touche LLP’s qualifications and past performance, the Audit Committee has selected, and the Board of Directors ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors has directed that management submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of Enovix and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of Marcum LLP
As previously disclosed, in connection with the closing of the business combination on July 14, 2021 (the “Business Combination”), Marcum LLP was informed that it would be dismissed as our independent registered public accounting firm following the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. This decision was approved by the Board of Directors.
Marcum LLP’s report of independent registered public accounting firm dated March 8, 2021, except for the effects of the restatement discussed in Note 2 to the financial statements in Amendment No. 3 to Registration Statement on Form S-4, dated June 21, 2021, filed by RSVAC with the SEC and the subsequent event discussed in Note 11B to the financial statements in Amendment No. 3 to Registration Statement on Form S-4, dated June 21, 2021, filed by RSVAC with the SEC, as to which the date is May 4, 2021, on the RSVAC consolidated balance sheet as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from September 23, 2020 (RSVAC’s inception) through December 31, 2020 and the related notes to the financial statements, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the period from September 23, 2020 through December 31, 2020 and the subsequent interim period through July 14, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference thereto in its reports on RSVAC’s financial statements for such periods. During the period from September 23, 2020 through December 31, 2020 and the subsequent interim period through July 14, 2021, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with RSVAC’s initial public offering, which resulted in the restatement of RSVAC’s financial statements as set forth in RSVAC’s Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 5, 2021.
We previously provided Marcum LLP with a copy of the disclosures we made pursuant to Item 4.01 in our Current Report on Form 8-K filed with the SEC on July 19, 2021, and reproduce in this Proxy Statement, and requested that Marcum LLP furnish us with a letter addressed to the SEC stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. Marcum LLP furnished such a letter, stating that it agreed with our disclosures, which we filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 19, 2021.

Appointment of Deloitte & Touche LLP
In connection with the closing of the Business Combination on July 14, 2021, the Board of Directors approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP served as the independent registered public accounting firm for Legacy Enovix.
During the period from September 23, 2020 through December 31, 2020 and the subsequent interim period through July 14, 2021, (i) we did not both (a) consult with Deloitte & Touche LLP as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements and (b) receive a written report or oral advice that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to such accounting, auditing or financial reporting issue; and (ii) we did not consult Deloitte & Touche LLP on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees billed for professional audit services and other services rendered by our current auditor, Deloitte & Touche LLP for fiscal year 2022 and by our current auditor, Deloitte & Touche LLP, and our former auditor, Marcum LLP for fiscal year 2021. All of the services described in the following fee table were approved by the Audit Committee.

	Fiscal Years Ended
	January 1, 2023	January 2, 2022
	(In thousands)
Audit Fees(1)	$1,895	$787
Audit-Related Fees(2)	156	33
Tax Fees(3)	—	31
All Other Fees(4)	2	—
Total Fees	$2,053	$851

(1)Audit Fees - This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)Audit-Related Fees - This category generally consists of assurance and related services, such as due diligence related to acquisition, business combination, finance offering and the employee benefit plan.
(3)Tax Fees - This category consists of services for tax compliance, tax advice, and tax planning.
(4)All Other Fees - This category consists of annual subscription for accounting literature.
Pre-Approval Policies and Procedures
Our Audit Committee has procedures in place for the pre-approval of all audit services, audit-related services, tax services, and other services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. Our Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2023.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 2, 2023 by:
•each person known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and nominees for director;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
Applicable percentages are based on 158,089,463 shares of common stock outstanding on April 2, 2023, adjusted as required by rules promulgated by the SEC. We have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 2, 2023 and RSUs that vest within 60 days of April 2, 2023. These securities are deemed to be outstanding and beneficially owned by the person holding such options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information in this table is not necessarily indicative of beneficial ownership for any other purpose.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and their business address is c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.

	Beneficial Ownership of Common Stock
Beneficial Owner	Number of Shares	Percent of Total
Greater Than 5% Stockholder
The Vanguard Group(1)	10,643,744	6.7%
Entities affiliated with Park West Asset Management LLC(2)	8,645,805	5.5%

Named Executive Officers and Directors
Thurman J. Rodgers(3)	25,872,561	16.0%
Betsy Atkins(4)	346,987	*
Pegah Ebrahimi(5)	12,865	*
Emmanuel T. Hernandez(6)	971,009	*
Gregory Reichow(7)	15,629	*
Harrold J. Rust(8)	2,637,383	1.7%
Edward J. Hejlek(9)	342,519	*
Ashok Lahiri(10)	1,485,281	*
Steffen Pietzke(11)	887,390	*
Ajay Marathe (12)	2,724	*
Ralph Schmitt(13)	123,708	*
Dr. Raj Talluri(14)	5,000	*
All current directors and executive officers as a group (9 individuals)(15)	28,237,873	17.3%

*Less than one percent
(1)The information is based solely on the Schedule 13G filed with the SEC on February 9, 2023. Consists of 10,643,744 shares held by The Vanguard Group, Inc., or Vanguard. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held by Vanguard. No one other person’s interest in these securities is more than 5%. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)Consists of (i) 7,881,298 shares of common stock held by Park West Investors Master Fund, Limited, or PWIMF, and (ii) 764,507 shares of common stock held by Park West Partners International, Limited, or PWPI. Park West Asset Management LLC is the investment manager to PWIMF and PWPI, and Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC. The business address for Park West Asset Management LLC is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(3)Consists of (i) 20,872,561 shares of common stock held by the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee, (ii) 900,000 shares of common stock held by the Rodgers Family Freedom and Free Markets Charitable Trust, and (iii) 4,100,000 shares of common stock issuable to the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee pursuant to a warrant exercisable within 60 days of April 2, 2023.
(4)Consists of (i) 195,296 shares of common stock held directly by Ms. Atkins, of which 46,143 shares of common stock will be unvested and remain subject to a repurchase right within 60 days of April 2, 2023, (ii) 51,691 shares of common stock issuable to Ms. Atkins pursuant to options exercisable within 60 days of April 2, 2023, of which 24,766 shares of common stock would be unvested as of such date, and (iii) 100,000 shares of common stock issuable to Ms. Atkins pursuant to a warrant exercisable within 60 days of April 2, 2023.
(5)Consists of 12,865 shares of common stock held directly by Ms. Ebrahimi.
(6)Consists of (i) 471,009 shares of common stock held directly by Mr. Hernandez and (ii) 500,000 shares of common stock issuable to Mr. Hernandez pursuant to a warrant exercisable within 60 days of April 2, 2023.
(7)Consists of 15,629 shares of common stock held directly by Mr. Reichow.
(8)Consists of (i) 63,184 shares of common stock held directly by Mr. Rust, (ii) 1,165,531 shares of common stock held by the Harrold and Margaret Rust Family Trust UTD May 15, 1996, and (iii) 1,408,668 shares of common stock issuable to Mr. Rust pursuant to options exercisable within 60 days of April 2, 2023.
(9)Consists of (i) 201,706 shares of common stock held directly by Mr. Hejlek, (ii) 133,885 shares of common stock issuable to Mr. Hejlek pursuant to options exercisable within 60 days of April 2, 2023, of which 72,483 shares of common stock would be unvested as of such date, and (iii) 6,928 shares of common stock issuable to Mr. Hejlek upon the vesting of restricted stock units within 60 days of April 2, 2023.
(10)Consists of (i) 1,303,756 shares of common stock held directly by Mr. Lahiri, (ii) 171,379 shares of common stock issuable to Mr. Lahiri pursuant to options exercisable within 60 days of April 2, 2023, and (iii) 10,146 shares of common stock issuable to Mr. Lahiri upon the vesting of restricted stock units within 60 days of April 2, 2023.
(11)Consists of (i) 145,684 shares of common stock held directly by Mr. Pietzke, (ii) 721,406 shares of common stock issuable to Mr. Pietzke pursuant to options exercisable within 60 days of April 2, 2023, of which 386,974 shares of common stock would be unvested as of such date, and (iii) 20,300 shares of common stock issuable to Mr. Pietzke upon the vesting of restricted stock units within 60 days of April 2, 2023.
(12)Consists of 2,724 shares of common stock held directly by Mr. Marathe.
(13)Consists of (i) 96,360 shares of common stock held directly by Mr. Schmitt, of which 96,150 shares of common stock will be unvested and remain subject to a repurchase right within 60 days of April 2, 2023, (ii) 25,365 shares of common stock issuable to Mr. Schmitt pursuant to options exercisable within 60 days of April 2, 2023, of which 20,074 shares of common stock would be unvested as of such date, and (iii) 1,983 shares of common stock issuable to Mr. Schmitt upon the vesting of restricted stock units within 60 days of April 2, 2023.
(14)Consists of 5,000 shares of common stock held directly by Dr. Talluri.
(15)Consists of (i) 22,717,128 shares of common stock held by all of our current directors and executive officers as a group, of which 142,293 shares of common stock will be unvested and remain subject to a repurchase right within 60 days of April 2, 2023, (ii) 798,462 shares of common stock issuable pursuant to options exercisable within 60 days of April 2, 2023, of which 431,814 shares of common stock would be unvested as of such date, (iii) 22,283 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 2, 2023, and (iv) 4,700,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 2, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
With respect to Enovix’s financial reporting process, its management is responsible for establishing and maintaining internal controls and preparing its financial statements. Enovix’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Enovix’s financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 1, 2023 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Enovix’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Emmanuel T. Hernandez (Chairperson)
Pegah Ebrahimi
Gregory Reichow
This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows certain information with respect to all of our equity compensation plans in effect as of January 1, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted- average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by stockholders(1)	12,405,440	$9.1	31,465,286
Equity compensation plans not approved by stockholders	—	—	—
Total	12,405,440	$9.1	31,465,286

(1)Includes our 2006 Equity Incentive Plan (the “2006 Plan”), 2016 Plan, 2021 Plan, and 2021 Employee Stock Purchase Plan (the “2021 ESPP”). No additional equity awards may be granted under the 2006 Plan or 2016 Plan.
(2)Excludes future rights to purchase shares of common stock under our 2021 ESPP, which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.
(3)Represents the weighted-average exercise price of our outstanding stock options only. The weighted-average exercise price excludes any outstanding units subject to RSU awards, which have no exercise price.
(4)Consists of 22,972,236 shares of our common stock available for issuance under our 2021 Plan and 8,493,050 shares of our common stock available for issuance under our 2021 ESPP, which includes estimated Evergreen Increases (as defined below). The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31 of the preceding year, or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given year (the “2021 Plan Evergreen Increase”). In addition, the 2021 ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of up ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, and (ii) 2,000,000 shares of common stock; or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given calendar year (the “2021 ESPP Evergreen Increase” and together with the 2021 Plan Evergreen Increase, the “Evergreen Increases”). Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under the 2021 Plan and the 2021 ESPP automatically increased pursuant to these provisions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation,” below is a description of transactions since January 3, 2022. A related person transaction includes transactions in which: :
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Separation Agreements
In connection with Harrold Rust’s retirement from the Company, with Cameron Dales’s resignation as General Manager and Chief Commercial Officer, and with Ashok Lahiri’s retirement as Chief Technology Officer, the Company entered into Separation Agreements with each of these individuals on January 13, 2023, January 20, 2023 and January 17, 2023, respectively (the “Separation Agreements”). Pursuant to the Separation Agreements, the Company provided severance, accelerated vesting of equity awards and certain other benefits.
Registration Rights Agreement
In connection with the closing of the Business Combination, we entered into the Amended and Restated Registration Rights Agreement on July 14, 2021 with Rodgers Capital, LLC, a Delaware limited liability company, of which Mr. Rodgers is the managing member, and certain holders of Registrable Securities (as defined therein), including our named executive officers, certain of our directors and affiliates thereof, pursuant to which the Sponsor and such holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. Pursuant to the Registration Rights Agreement, we agreed that, on or prior to the 30th day following the closing of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of such Registrable Securities, and we would use our commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Lock-Up Agreements
In connection with the closing of the Business Combination, our executive officers and certain of our employees, agreed, subject to certain exceptions, not to, without the prior written consent of our Board of Directors, (i) offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (collectively, the “Lock-Up Shares”), or enter into any transaction that would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or (iii) publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined therein) with respect to any security of Enovix; provided, however, that the restrictions set forth in these lock-up agreements shall: (i) not apply to certain of the shares as set forth in each of such lock-up agreements; and (ii) expire with respect to certain of the shares as set forth therein on the date that is 90 days after the Closing Date. As of April 29, 2022, none of our shares of common stock were subject to a lock-up agreement.
Amended and Restated Employment Agreements
We have entered into amended and restated employment agreements with certain of its executive officers. For more information regarding these agreements with our named executive officers, see the sections titled “Executive Compensation - Employment Arrangements”.
Equity Awards to Directors and Executive Officers
We have granted equity awards to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our non-employee directors and named executive officers, see the sections titled “Director Compensation” and “Executive Compensation.”

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board of Directors.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction of our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board of Directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering a related person transaction, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the extent of the related person’s interest in the transaction;
•the purpose and terms of the transaction;
•management’s recommendation with respect to the proposed related person transaction;
•the availability of other sources for comparable services or products; and
•whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: Attn: Secretary, Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, or by contacting Secretary, at (510) 844-2829 or gc@enovix.com. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dr. Raj Talluri
President and Chief Executive Officer
April 28, 2023
A copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 at the investors section of our website at https://ir.enovix.com. A copy of our Annual Report on Form 10-K for the year ended January 1, 2023 is available without charge upon written request to: Steffen Pietzke, CFO, Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.

ENOVIX

ENOVIX CORPORATION
3501 W. WARREN AVENUE
FREMONT, CA 94538

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PDT on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENVX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PDT on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15999-P87240 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENOVIX CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the Board of Directors' six nominees for director named in the accompanying proxy statement, to serve as directors until the 2024 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1a) Thurman J. ("T.J.") Rodgers
1b) Betsy Atkins
1c) Pegah Ebrahimi
1d) Emmanuel T. Hernandez
1e) Gregory Reichow
1f) Dr. Raj Talluri

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Your proxy holders are authorized to vote, in their discretion, upon such other business as may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V16000-P87240

ENOVIX CORPORATION
Annual Meeting of Stockholders
June 15, 2023 1:30 PM PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Steffen Pietzke, Chief Financial Officer, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENOVIX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:30 PM, PDT on June 15, 2023, at www.virtualshareholdermeeting.com/ENVX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holder is authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side